Exhibit 3.3

Articles of Amendment to Articles of Incorporation of

Sichuan Leaders Petrochemical Company

(Name of Corporation as currently filed with the Florida Dept. of State)

P00000064110

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Horrison Resources Inc.

__________________________________________________________________________________ The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation “Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered" "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:	Unit L, 16 FL, MG Tower, 133 Hoi Bun Road
(Principal office address MUST BE A STREET ADDRESS)	Kwun Tong, Kowloon, Hong Kong

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent	Corporation Service Company
1201 Hays Street
(Florida street address)

New Registered Office Address:	Tallahassee	,	Florida	32301
	(City)			(Zip Code)

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

/s/ Roxanne Turner	Roxanne Turner Asst. Vice President
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action			Title	Name	Address
(Check One)

1)		Change	CDPCEO	Andy Fan	3904 US Highway 301 North
		Add			Ellenton, FL 34222
	X	Remove

2)		Change	S	Tina M. Donnelly	3904 US Highway 301 North
		Add			Ellenton, FL 34222
	X	Remove

3)		Change	CEOCP	Nee Seng Yap	Unit L, 16 FL, MG Tower,
	X	Add			133 Hoi Bun Road, Kwun Tong
		Remove			Kowloon, Hong Kong

4)		Change	CFOSD	Pei Yin Cheah	Unit L, 16 FL, MG Tower,
	X	Add			133 Hoi Bun Road, Kwun Tong
		Remove			Kowloon, Hong Kong

5)	Change
Add
Remove

6)	Change
Add
Remove

E.	If amending or adding additional Articles, enter change(s) here:

(Attach additional sheets, if necessary): (Be specific)

n/a

E.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

n/a

The date of each amendment(s) adoption: March 19, 2018                                  , if other than the date this document was signed.

Effective date if applicable:  April 13, 2018

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State's records.

Adoption of Amendment(s)                        (CHECK ONE)

■	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by ___________________________________________________ .”

☐	The amendment(s) was/were adopted by the hoard of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	3/5/2018

Signature	/s/ Andy Fan
(By a director. president or other officer— if directors or officers have not been selected. by an incorporator—if in the hands of a receiver, trustee. or other court appointed fiduciary by that fiduciary)

ANDY FAN
(Typed or printed name of person signing)

PRESIDENT
(Title of person signing)